UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2019

Clearside Biomedical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37783	45-2437375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Point Parkway, Suite 200

Alpharetta, GA 30005

(Address of principal executive offices, including zip code)

(678) 270-3631

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial account standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Entry into Letter Agreement with George Lasezkay

In connection with his appointment as Interim Chief Executive Officer of Clearside Biomedical, Inc. (the “Company”), on April 16, 2019, George Lasezkay, Pharm.D., J.D. entered into a letter agreement with the Company (the “Agreement”) setting forth the terms of his employment as the Company’s Interim Chief Executive Officer.

Pursuant to the terms of his Agreement, Dr. Lasezkay’s employment may be terminated at any time by the Company or Dr. Lasezkay upon 15 days’ notice to the other party, provided that the Company does not need to provide 15 days’ notice if Dr. Lasezkay is terminated for cause or if a new Chief Executive Officer commences employment with the Company. The initial term of the Agreement is for six months, and the Agreement will automatically renew for successive one-month terms thereafter unless either party gives the other notice of non-renewal at least 15 days before the renewal date.

Under the terms of the Agreement, Dr. Lasezkay is entitled to receive $20,360.54 bi-monthly, which equates to $488,653 on an annualized basis. In addition, Dr. Lasezkay is eligible for a performance bonus of up to 50% of his base salary earned during the term of the Agreement based upon Dr. Lasezkay’s performance against mutually agreed upon goals, the achievement of which will be determined by the Company’s Compensation Committee or Board of Directors.

As previously reported on the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 11, 2019, on April 7, 2019, the Company granted Dr. Lasezkay an option to purchase 250,000 shares of the Company’s common stock. The shares underlying this stock option will vest in six equal monthly installments beginning on May 7, 2019, subject to Dr. Lasezkay’s continuous service through each such date. The exercise price for the stock option is $1.40 per share, which was the closing price of the Company’s common stock on the Nasdaq Global Market on April 5, 2019, the last trading day prior to the date of grant.  Pursuant to the Agreement, all of the then unvested shares underlying the option will vest immediately prior to the closing of a change in control, subject to Dr. Lasezkay’s continuing service as Interim Chief Executive Officer through such date, or upon Dr. Lasezkay’s termination by the Company without cause, or request to resign by the Company without cause, as Interim Chief Executive Officer following the receipt of any indication for interest from a third party for a change in control.

Pursuant to his Agreement, Dr. Lasezkay also entered into an Employee Confidential Information and Inventions Agreement with the Company.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit
Number	Description
10.1	Letter Agreement, dated April 16, 2019, by and between the Company and George Lasezkay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARSIDE BIOMEDICAL, INC.

	By:	/s/ Charles A. Deignan
Date: April 17, 2019		Charles A. Deignan
Chief Financial Officer